
                                             Fish Growth Timeline

       SPECIES             QUANTITY      DATE PURCHASED                        DATE SOLD
       Tilapia               10,000         Feb-97                               Sep-97
   Large Mouth Bass          20,000         Feb-99                               Nov-99
     Yellow Perch            15,000         Feb-99                               Oct-99
      Blue Gill              32,000         Mar-00            Projected to harvest by end of the month 9/00
     Striped Bass            30,000         Jul-00                Projected to harvest by end of 12/00
       Red Drum               7,500         Jul-00                 Projected to harvest by end of 1/01
